UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2020

Potbelly Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36104	36-4466837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 N. Canal Street, Suite 850 Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(312) 951-0600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PBPB	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on August 7, 2019, Potbelly Corporation (the “Company”) entered into a second amended and restated revolving credit facility agreement with JPMorgan Chase Bank, N.A. and the other entities party thereto (the “Credit Agreement”), which provides, among other things, for a revolving credit facility in a maximum principal amount of $40 million, with possible future increases of up to $20 million under an expansion feature (the “Revolving Credit Facility”).

On March 17, 2020, the Company fully drew the available capacity of $40 million under its Revolving Credit Facility as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 pandemic. In accordance with the terms of its Revolving Credit Facility, the proceeds from these borrowings may in the future be used for working capital, general corporate or other permitted purposes.

The Revolving Credit Facility under the Credit Agreement matures on July 31, 2022. The borrowings under the Revolving Credit Facility bear interest at an eurocurrency rate determined by reference to the applicable LIBOR rate plus a margin ranging from 1.25% to 1.75%. The applicable margin is determined based upon the Company’s consolidated total leverage ratio. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2019.

Item 8.01	Other Events

On March 20, 2020, the Company issued a press release to announce that it is withdrawing its previously announced full year 2020 guidance due to the potential impact of the COVID-19 pandemic and to provide certain other business updates as a result of the COVID-19 pandemic. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Also, in light of the rapidly evolving COVID-19 pandemic, the Company is also filing this Current Report on Form 8-K for the purpose of supplementing the risk factors disclosed in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 29, 2019. Accordingly, the Company’s risk factor disclosure is hereby updated as follows:

Pandemics or disease outbreaks, such as the novel coronavirus (COVID-19), may disrupt our business, which could materially affect our operations and results of operations.

Pandemics or disease outbreaks such as the novel coronavirus (COVID-19) have and may continue to impact customer traffic at our shops, may make it more difficult to staff our shops and, in more severe cases, may cause a temporary inability to obtain supplies, increase commodity costs or cause closures of our affected shops, possibly for prolonged periods of time. While some of our shops remain fully operational, the majority are temporarily only open for delivery, pick-up or drive-thru services. We have also implemented closures, modified hours or reductions in on-site staff, resulting in cancelled shifts for some of our employees. COVID-19 may also materially adversely affect our ability to implement our business strategy, including our ability to build in both new and existing markets, increase brand awareness and expand our franchising efforts. These changes and any additional changes may materially adversely affect our business or results of operations, and may impact our liquidity or financial condition, particularly if these changes are in place for a significant amount of time.

In addition, our operations could be disrupted if any of our employees or employees of our franchisees were suspected of having COVID-19 or other illnesses since this could require us or our franchisees to quarantine some or all such employees or close and disinfect our shop facilities. If a significant percentage of our workforce or the workforce of our franchisees are unable to work, including because of illness or travel or government restrictions in connection with pandemics or disease outbreaks, our operations may be negatively impacted, potentially materially adversely affecting our business, liquidity, financial condition or results of operations.

Furthermore, such viruses may be transmitted through human contact, and the risk of contracting viruses could cause employees or guests to avoid gathering in public places, which has had, and could further have, adverse effects on our shop guest traffic or the ability to adequately staff shops, in addition to the measures we have already taken with respect moving certain of our shops to delivery, pick-up or drive-thru only service. We could also be adversely affected if government authorities impose restrictions on public gatherings, human interactions, operations of restaurants or mandatory closures, seek voluntary closures, restrict hours of operations or impose curfews, restrict the import or export of products or if suppliers issue mass recalls of products. Currently, several states and municipalities in the U.S. where we operate have temporarily restricted the operation of restaurants in light of COVID-19, and we expect that more will do so. Additional regulation or requirements with respect to the compensation of our employees could also have an adverse effect on our business. Even if such measures are not implemented and a virus or other disease does not spread significantly, the perceived risk of infection or health risk may adversely affect our business, liquidity, financial condition and results of operations.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Potbelly Corporation Press Release dated March 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2020	Potbelly Corporation

	By:	/s/ Matthew Revord
	Name:	Matthew Revord
	Title:	Senior Vice President and Chief Legal Officer